Exhibit 99.1

WINDSOR, ON, May 16, 2019 (PRN NEWSWIRE) – On May 15, 2019, CEN Biotech, Inc. (CEN) entered into a Non-Binding Term Sheet (the “Term Sheet”) with Caduceus Software Systems Corp., a Wyoming corporation (“CSOC”), which was reviewed and approved by the Board of Directors of CEN on May 15, 2019. Pursuant to the Term Sheet, CEN and CSOC agreed to undertake a merger transaction to combine the two companies’ operations and negotiate and enter into a definite agreement to affect the transaction.

According to Joseph Byrne, CEO of CEN Biotech Inc., “It is planned that CEN and CSOC will engage in a merger transaction whereby CSOC will create a new wholly owned subsidiary and CEN will become a wholly owned subsidiary of CSOC. We are very pleased with the direction of this transaction and we believe that it will create value for both CEN and CSOC shareholders.”  According to the planned merger, it is contemplated, that CEN shareholders will be issued a number of shares of common stock, par value $0.001 per share, of CSOC (OTC PINK: US) such that CEN shareholders shall own not less than 98% of the issued and outstanding shares of CSOC common stock immediately after the closing of the merger.  It is planned that the shares of CSOC Common Stock to be issued in the merger shall be registered on a Form S-4 to be filed by CSOC with the Securities and Exchange Commission (the “SEC”) prior to the expected closing of August 30, 2019.

However, there can be no assurance that CEN and CSOC will enter into a definitive agreement, or that the transaction can be completed as planned, or at all.

About CEN Biotech, Inc.

CEN Biotech, Inc. is a global holding company—dedicated to identifying and developing alternative approaches to business opportunities in diversified, yet related industries. With core operations focused on North America, Eastern Europe and China, CEN Biotech is continually looking to develop its dynamic and unique businesses, by seeking to leverage exclusive relationships with governments and private enterprises, around the world. In addition to CEN’s focus on improving the health and wellness of people, CEN also has proprietary technologies, which it believes has widespread commercial application in the Industrial, Automotive, and Agriculture sectors.

About Caduceus Software Systems Corp.

Caduceus Software Systems Corp. (OTC PINK: CSOC) designs and develops healthcare software. CSOC provides software for patient management, appointment scheduling, physician memorandum recording, medical symptoms monitoring, and ailment and digital image. Caduceus Software Systems serves patients in the United States.

Forward-looking Statements

This press release contains “forward-looking” statements. In particular, the words “believe,” “may,” “could,” “should,” “expect,” “anticipate,” “estimate,” “project," "propose," "plan," "intend," and similar conditional words and expressions are intended to identify forward-looking statements. Any statements made in this press release about an action, event or development, are forward-looking statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions, many of which may be beyond control of CEN, that could cause actual results to differ from those in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Although CEN believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that its forward-looking statements will prove to be correct. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, factors that cannot be predicted with certainty, as well as additional risks and uncertainties that are identified and described in CEN’s reports filed with the Securities and Exchange Commission (the “SEC”). Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. CEN does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement. You can also obtain additional information regarding CEN in CEN’s filings with the SEC.

Media Inquiries can be sent to:

Brian Payne, Vice President

CEN Biotech Inc.

(519) 419-4958, Extension 1506

brian@cenbiotechinc.com